Exhibit 4.3

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made and entered into as of November 1, 2013, by and among LANDSTAR SYSTEM HOLDINGS, INC., a Delaware corporation, (the “Borrower”), LANDSTAR SYSTEM, INC., a Delaware corporation (the “Parent”), the subsidiaries of the Borrower that are parties to this Amendment (the “Subsidiary Guarantors”), those Lenders (as hereinafter defined) that are parties to this Amendment, and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Parent, the Subsidiary Guarantors, the several banks and other financial institutions that are parties thereto (the “Lenders”), and the Administrative Agent are parties to a certain Amended and Restated Credit Agreement, dated as of June 29, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement), pursuant to which the Lenders have made certain financial accommodations available to the Borrower;

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent amend certain provisions of the Credit Agreement, and subject to the terms and conditions hereof, certain of the Lenders constituting the Required Lenders for purposes of effecting this Amendment are willing to do so;

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Borrower, the Parent, the Subsidiary Guarantors, the Lenders party hereto, and the Administrative Agent agree as follows:

1. Amendment.

(a) Section 7.6 of the Credit Agreement is hereby amended by replacing clause (b) of Section 7.6 of the Credit Agreement in its entirety with the following clause (b):

(b) the sale or other disposition of any property, provided that (other than inventory and other than dispositions permitted by Section 7.6(a) or (d)) the aggregate book value of all assets so sold or disposed of in any period of twelve consecutive months shall not exceed 10% of Consolidated Total Assets of the Borrower and its Subsidiaries as at the beginning of such twelve-month period;

2. Acknowledgment. The undersigned Lenders and Issuing Lenders acknowledge that, pursuant to Section 9.11(a) of the Credit Agreement, the Administrative Agent will release (i) any Lien granted to or held by the Administrative Agent under any Loan Document on any property that is to be sold or otherwise disposed of as part of or in connection with the sale by the Borrower of all of the issued and outstanding equity interests of Landstar Supply Chain Solutions, Inc. (“LSCS”) to XPO Logistics, Inc. (or one of its affiliates) upon the consummation of such sale, so long as such sale is permitted pursuant to Section 7.6(b) of the Credit Agreement as amended hereby, and (ii) each of LSCS and Landstar Supply Chain Solutions LLC, a direct and wholly-owned subsidiary of LSCS, from its obligations under the Subsidiary Guarantee when such Persons cease to be Subsidiaries as a result of the sale transaction contemplated by clause (i) of this Section 2, so long as such sale is permitted pursuant to Section 7.6(b) of the Credit Agreement as amended hereby.

3. Conditions to Effectiveness of this Amendment. Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that this Amendment shall not become effective, and the Borrower shall have no rights under this Amendment, until the Administrative Agent shall have received (i) reimbursement or payment of its costs and expenses incurred in connection with this Amendment or the Credit Agreement (including reasonable fees, charges and disbursements of King & Spalding LLP, counsel to the Administrative Agent), and (ii) executed counterparts to this Amendment from the Borrower, the Parent, each other Loan Party, and Lenders representing Required Lenders for purposes of the Credit Agreement.

4. Representations and Warranties. To induce the Lenders and the Administrative Agent to enter into this Amendment, the Borrower hereby represents and warrants to the Lenders and the Administrative Agent:

(a) The execution, delivery and performance by the Borrower, the Parent, and each other Loan Party of this Amendment are within such Loan Party’s organizational powers and have been duly authorized by all necessary organizational approvals, consents and actions;

(b) The execution, delivery and performance by the Borrower, the Parent and each other Loan Party of this Amendment do not (i) contravene in any material respect any applicable provision of any law, statute, rule or regulation, or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) conflict with or result in any breach of any term, covenant, condition or other provision of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower, the Parent, or any other Loan Party under, the terms of any material contractual obligation to which the Borrower, the Parent, or any other Loan Party is a party or by which it or any of its properties or assets are bound or to which it may be subject, or (iii) violate or conflict with any provision of the charter, articles or certificate of incorporation, by-laws, or other applicable governance documents of the Borrower, the Parent, or any other Loan Party;

(c) This Amendment has been duly executed and delivered by the Borrower, the Parent and each other Loan Party and constitutes a legal, valid and binding obligation of the Borrower, the Parent and each other Loan Party, enforceable against it in accordance with its terms, subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and general equitable principles (whether enforcement is sought by proceedings in equity or at law); and

(d) After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and in the other Loan Documents shall be true and correct in all material respects (except any such representation or warranty that is qualified or limited by its terms by materiality, in which case such representation or warranty shall be true and correct), except to the extent that any such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date, and no Default or Event of Default has occurred and is continuing as of the date hereof.

5. Effect of Amendment. Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrower, the Parent, and each other Loan Party to the Lenders and the Administrative Agent. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement.

6. Reaffirmation of Guarantees. Each of the Parent and the Subsidiary Guarantors (each a “Guarantor” and collectively the “Guarantors”) consents to the execution and delivery by the Borrower of this Amendment and hereby ratifies and confirms the terms of each Guarantee to which it is a party with respect to all Indebtedness and other Obligations now or hereafter outstanding under the Credit Agreement as amended hereby. Each Guarantor acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any Indebtedness of the Borrower to the Lenders or any other Obligations, or any actions now or hereafter taken by the Lenders with respect to any such Indebtedness or other Obligation, each Guarantee (i) is and shall continue to be a primary obligation of each Guarantor that is a party thereto, (ii) is and shall continue to be an absolute, unconditional, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms. Nothing contained herein to the contrary shall release, discharge, modify, change or affect the liability of any Guarantor under any of the Guarantees except as otherwise expressly provided in the Credit Agreement.

7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York.

8. No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or any other Credit Document or an accord and satisfaction in regard thereto.

9. Costs and Expenses. The Borrower agrees to promptly pay upon request all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Administrative Agent with respect thereto.

10. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

11. Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns.

12. Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

[Signature Pages To Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWER: LANDSTAR SYSTEM HOLDINGS, INC.

By:	/s/ James B. Gattoni
Name: James B. Gattoni Title: VP, CFO and Assist Secretary
PARENT: LANDSTAR SYSTEM, INC.

By:	/s/ James B. Gattoni
Name: James B. Gattoni Title: EVP, CFO and Assist Secretary

[SIGNATURE PAGE FOR FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

SUBSIDIARY GUARANTORS:

LANDSTAR ACQUISITION CORPORATION

LANDSTAR CANADA HOLDINGS, INC.

LANDSTAR CAPACITY SERVICES, INC.

LANDSTAR CORPORATE SERVICES, INC.

LANDSTAR EXPRESS AMERICA, INC.

LANDSTAR GEMINI, INC.

LANDSTAR GLOBAL LOGISTICS, INC.

LANDSTAR INWAY, INC.

LANDSTAR LIGON, INC.

LANDSTAR RANGER, INC.

LANDSTAR SUPPLY CHAIN SOLUTIONS, INC.

LANDSTAR SUPPLY CHAIN SOLUTIONS LLC

LANDSTAR TRANSPORTATION LOGISTICS, INC.

RISK MANAGEMENT CLAIM SERVICES, INC.

SIGNATURE INSURANCE COMPANY

SIGNATURE TECHNOLOGY SERVICES, INC.

By:	/s/ James B. Gattoni
Name: James B. Gattoni Title: VP, Treasurer and Assistant Secretary

[SIGNATURE PAGE FOR FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

JPMORGAN CHASE BANK, N.A., as Administrative Agent, Swing Line Lender, Issuing Lender and a Lender

By:	/s/ John A. Horst
Name: John A. Horst Title: Credit Executive

[SIGNATURE PAGE FOR FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

BANK OF AMERICA, N.A., as Co-Syndication Agent and a Lender

By:	/s/ Marc Sanchez
Name: Marc Sanchez Title: Vice President

[SIGNATURE PAGE FOR FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

BRANCH BANKING AND TRUST COMPANY, as Co-Syndication Agent and a Lender

By:	/s/ Bill Buchholz
Name: C. William Buchholz Title: Senior Vice President

[SIGNATURE PAGE FOR FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

COMPASS BANK, as a Lender

By:	/s/ Peter Lewin
Name: Peter Lewin Title: Senior Vice President

[SIGNATURE PAGE FOR FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

SUNTRUST BANK, as Co-Syndication Agent and a Lender

By:	/s/ Christine E. Moss
Name: Christine E. Moss Title: Senior Vice President

[SIGNATURE PAGE FOR FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Co-Syndication Agent and a Lender

By:	/s/ Kevin S. Hawkins
Name: Kevin S. Hawkins Title: Senior Vice President

[SIGNATURE PAGE FOR FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

COMERICA BANK, as a Lender

By:	/s/ Gerald R. Finney
Name: Gerald R. Finney Title: Senior Vice President

[SIGNATURE PAGE FOR FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

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